UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 7, 2013

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 7, 2013, Protea Biosciences Group, Inc. (the “Company”) commenced an offering of units (the “Units”) of its securities for a purchase price of $100,000 per Unit. Each Unit consists of (a) 200,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) two warrants including (i) a warrant to purchase 200,000 shares of Common Stock at an exercise price of $0.50 per share exercisable for a period of one year following the issue date (the “A Warrant”) and (ii) a warrant to purchase 100,000 shares of Common Stock at an exercise price of $0.75 per share exercisable for a period of five years following the issue date (the “B Warrant”, and together with the A Warrant, the “Warrants”). The Company is offering a minimum of $2,000,000 in Units and up to a maximum of $6,000,000 in Units, excluding up to an additional $2,000,000 in Units which may be offered to existing stockholders, officers, and directors of the Company, including any of their affiliates.

The Units, including the Shares, the Warrants and the shares of Common Stock underlying the Warrants, offered by the Company will not be registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Form 8-K is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer